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                                                                    EXHIBIT 10.9

                             DATED DECEMBER 5, 2000


                           (1) ISIS INNOVATION LIMITED

          (2) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF
                                     OXFORD

                                (3) TOLERRX, INC


                         Licence of Certain Improvements
                       to anti-CD4 and anti-CD8 Antibodies

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[*******] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL
TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THIS AGREEMENT dated December 5, 2000 is made BETWEEN:

(1) ISIS INNOVATION LIMITED whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England ("the Licensor");

(2) THE CHANCELLOR MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD whose administrative offices are at Wellington Square, Oxford OX1 2JD, England ("the University"); and

(3) TOLERRX, INC, a Delaware Corporation whose principal place of business is at 675 Mass Ave., Cambridge, MA 02139 ("the Licensee"):-

1.   1.     SUBJECT-MATTER

     1.1 This Agreement relates to the intellectual property and know how described in the Schedule.

     1.2    For the purposes of this Agreement, the following definitions apply:

            (a) "Affiliate" means with respect to a party, an entity that controls, is controlled by or is under common control with a party. As used herein, "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

            (b) "Antibody(ies)" means, individually and collectively, any and all antibodies (or portions thereof) encoded by genetic material of a Cell Line.

            (c) "Cell Line(s)" means, individually and collectively (i) the cell lines and cell banks of the Schedule and genetic material contained therein.

            (d)  "Know-How" means the know-how described in the Schedule.

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            (e)  "Licensed Patents" means any patent application or patent anywhere in the world that is owned by the Licensor and that claims Licensed Technology.

            (f) "Licensed Product" means any product or composition that is or includes one or more Antibodies.

            (g) "Licensed Technology" means, individually and collectively, Cell Lines, Antibodies and Know-How.

            (h) "Net Sales" means the gross selling price of the Licensed Product in the form in which it is sold or leased to a customer after regulatory approval thereof by Licensee or its sublicensee (as recorded in the standard customer pricing records of the Licensee or the Licensee's sub-licensee if and to the extent that such records are applicable to the Licensed Product in question), after deducting:

                 (i) transportation charges or allowances, including freight pickup allowances, and shipping packaging costs, if any; (ii) trade, quantity or cash discounts, if any, allowed or paid;
                 (iii) credits or allowances, if any, given or made on account of returns, any and all Federal, state or local government rebates, whether in existence now, or enacted at any time during the term of this Agreement, rejections, recalls or destruction (voluntarily made or requested or made by an appropriate government agency, sub-division or department) for the Licensed Product; (iv) any tax, excise or other governmental charge upon or measured by the production, sale, transportation, delivery or use of the Licensed Product, exclusive of income tax; (v) any government mandated surcharge, levy, tax or

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                 assessment to fund a compensation program or reserve for
                 persons injured or alleged to be injured by the Licensed Product; and (vi) a reasonable allowance for bad debt.

            It is understood that a Licensed Product may be marketed in a combination package containing other products or materials or in combination with active ingredients that are not Antibodies. In such a case "Net Sales", for the purpose of determining royalty payments on the combination package, shall be calculated by multiplying the Net Sales of that combination package by the fraction A/(A+B); where A is the gross selling price, during the royalty-paying period in question, of the Licensed Product marketed separately and B is the aggregate of the gross selling prices, during the royalty-paying period in question, of the other products or materials marketed separately. In the event that no such separate sales or leases are made of the Licensed Product or any of the other products or materials in such combination package during the royalty-paying period in question, "Net Sales," for the purpose of determining royalty payments, shall be calculated by multiplying the Net Sales of the combination package by the fraction C/(C+D); where C is the standard fully-absorbed cost to the Licensee of the Licensed Product, and D is the aggregate of the standard, fully-absorbed costs to the Licensee of the other products or materials, such costs being determined by using the Licensee's standard accounting procedures, which shall be in accordance with generally accepted practice.

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2.   GRANT

 2.1 (a) Subject to Section 2.1(b), Licensor reserves the right to grant to the University of Oxford ("University") a licence for the University and every employee, student, agent and appointee of the University to use and publish (notwithstanding clause 2.3) the Licensed Technology and any Licensor Improvement made under clause 2.8 for academic and research purposes: and this will include the right for the University to use the Licensed Technology as enabling technology in other research projects (including projects which benefit from third-party funding received from commercial entities).

     (b) Notwithstanding anything herein to the contrary, Licensor and University agree, (i) not to disclose or publish sequence information with respect to Antibody and/or Cell Line to any person or entity other than Licensee or as permitted by Section 2.5(b);
            (ii) not to transfer Antibody or Cell Line to any person or entity other than Licensee or students or employees of University, provided that any student or employee agrees not to transfer Antibody or Cell Line, or as permitted by Section 2.5(b).

2.2  (a)    The Licensor grants to the Licensee:

          (i) a licence to use the Cell Lines and the Licensed Patents to the extent that the Licensed Patents relate to the Cell Lines worldwide; and

          (ii) a licence in, to and under the Antibodies and the Licensed Patents to the extent that the Licensed Patents relate to the Antibodies worldwide to make, have made, use, sell, offer to sell, and import Licensed Product (together, the "Licences"). Subject only to clause 2.1, the Licence shall be exclusive.

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     (b)    Licensor agrees to provide Licensee with samples of the Cell Lines and vectors of the Schedule and with the Know-How.

2.3 During the term of this Agreement, it is contemplated that each party will disclose to the other proprietary and confidential technology, inventions, technical information, biological materials and the like which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("Confidential Information"). For this purpose, Confidential Information includes the Licensed Technology to the extent that such Licensed Technology is not disclosed by any patents or published patent applications. Subject to subclause 2.4 and 2.5, each party agrees to retain the other party's Confidential Information in confidence and not to disclose any such Confidential Information to a third party without the prior written consent of the party providing such information and to use the other party's Confidential Information only for the purposes of this Agreement, which obligation shall terminate five (5) years after the expiration or termination of this Agreement.

2.4 The obligations of confidentiality will not apply to Confidential Information which:

     (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder; or

     (ii) subsequently becomes known to the public by some means other than a breach of this Agreement;

     (iii) is subsequently disclosed to the receiving party by a third party having a lawful right to make such disclosure;

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     (iv)   is required by law or BONA FIDE legal process to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the Confidential Information; or

     (v)    is approved for release by the parties, or

     (vi) is independently developed by the employees or agents of either party without any knowledge of the Confidential Information provided by the other party.

     (vii) is disclosed to a government body, agency or authority as required by applicable law, rule, or regulation or in order to obtain regulatory approval for or authorization to market and sell Licensed Product.

2.5   (a)        Notwithstanding the foregoing, the parties shall have the right to disclose Confidential Information to a third party who undertakes an obligation of confidentiality and non-use with respect to such information, at least as restrictive as Licensee's obligation under subclause 2.4 and 2.5.

       (b) Notwithstanding the foregoing, the University and every employee, student, agent and appointee of the University shall have the right to:

                 (i) disclose Confidential Information, to the extent that it relates to the Licensed Technology, to other employees and students of the University for academic and research purposes only so long as such employees and students of the University are subject to obligations of confidentiality; and

                 (ii) transfer Antibody to any academic collaborator to use solely for academic and research purposes (not including commercially funded

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                       research purposes) for in vitro research provided that
                       the academic collaborator signs a material transfer agreement in the form of the University material transfer agreement attached as Exhibit A.

2.6 Each of University, Licensor and Licensee warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.

2.7 Licensor warrants and represents that except for rights of Cambridge University (i) it owns all right, title and interest in and to Licensed Technology, (ii) it has not licensed or assigned any right or interest in or to Licensed Technology to any third party; (iii) it has the right to grant the rights granted hereunder; (iv) that, so far as it is aware, after a reasonable investigation, the granting of such rights does not require the consent of a third party; and (v) that, so far as it is aware, after a reasonable investigation, there are and will be no outstanding agreements, assignments or encumbrances entered into or incurred by the Licensor inconsistent with the provisions of this Agreement.

2.8 The Licensor will communicate to the Licensee any improvements which the Licensor and the University makes to the Licensed Technology, to the extent that the Licensor is aware of the improvements made by the University (the "Licensor Improvements"). The Licensor and the Licensee may enter into negotiations with respect to the Licensee licensing the Licensor Improvements from the Licensor. Subject to clause 2.1, neither the Licensor nor the University will grant rights to exploit or use the Licensor Improvements, even if the Licensee does not enter into a licence in respect of the

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     Licensor Improvements, so long as the Licensor Improvements remain confidential for the purposes of clause 2.3.

2.9 At the request of the Licensee in writing, the Licensor agrees to grant to the Licensee a non-exclusive, [*******] licence to use any improvements which:

     (a) are made to the Licensed Technology by academic collaborators in accordance with a material transfer agreement entered into under clause 2.5(b)(ii); and

     (b) have been assigned by the University to the Licensor.

     The Licensee may, at any time, subject to negotiating the terms of the licence with the Licensor, request the Licensor to convert the non-exclusive [*******] licence to an exclusive, [*******] licence.

3.   UNDERTAKINGS BY AND RIGHTS OF THE LICENSEE

3.1 Except as provided in Section 9.6, the Licensee will not assign the Licence. The Licensee may grant sub-licences, and may disclose to sub-licensees such of the Licensed Technology as is necessary for the exercise of the rights sub-licensed. Immediately following the grant of each sub-licence, the Licensee will forward to the Licensor in writing a note of the name and address of the sub-licensee, a description of the technology sub-licensed and its intended applications, and confirmation of the duration of the sub-licence. By controlling the wording of its contracts with sub-licensees, the Licensee will ensure that the sub-licensees are subject to the confidentiality obligations of this Agreement in order to protect the intellectual property rights in the Licensed Technology, and the interests of the Licensor therein; and that in no circumstances do the terms of any sub-licence in force from time to time conflict with the terms of this Agreement.

                                  * Confidential treatment requested:
                                    material has been omitted and filed
                                    separately with the Commission.

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3.2  The Licensee will be responsible for the design and construction of the
     Licensed Products and the Licensor shall have no responsibility or liability in that respect.

3.3 The Licensee will ensure that the Licensed Products and the packages associated with them are marked suitably with any relevant patent or patent application numbers of Licensed Patents to satisfy the laws of each of the countries in which the Licensed Products are sold or supplied and in which they are covered by the claims of any patent or patent application of Licensed Patents, to the intent that the Licensor shall not suffer any loss or loss of damages in an infringement action.

3.4 The Licensee agrees not to change its name to or trade under any name which includes the word "Oxford".

3.5 (a) Taking into account the complexity, and stage of development of the Licensed Technology, the Licensee shall select and use reasonable commercial efforts under the circumstances to research, develop and then commercialize the Licensed Technology. The efforts of a sublicensee of Licensee or a person or entity performing work for Licensee under a contract negotiated at arm's length shall be considered as efforts of Licensee.

     (b) In the event that Licensor reasonably believes that Licensee is not making reasonable commercial efforts under the circumstances to research, develop and then commercialize the Licensed Technology pursuant to subclause 3.5(a), then Licensor shall provide written notice to Licensee which specifies Licensor's basis for such belief and what additional efforts Licensor believes should be made by Licensee. Upon receipt of such written notice, Licensor and Licensee shall enter into good faith negotiations in order to reach mutual agreement as to what efforts by licensee shall

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     satisfy the requirements of subclause 3.5(a), and if such mutual agreement is not reached within thirty (30) days after receipt of such written notice, then the parties agree to submit to arbitration pursuant to subclause 9.8 to determine the efforts which should be exerted by Licensee. Thereafter, Licensee shall exert the efforts determined by the parties or in such arbitration.

(c) Within sixty (60) days after the end of each calendar year, Licensee shall provide Licensor with a report detailing progress made and steps taken during the calendar year in:

     (i) applying for and defending any patent, design, trade mark, copyright and other registrations which may be available for the protection of the Licensed Technology;

     (ii) taking legal action against any misappropriation or infringement of the Licensed Technology of which the Licensee becomes or is made aware;

     (iii) developing the Licensed Technology in order to facilitate its commercial exploitation;

     (iv)   promoting and marketing Licensed Products.

3.6 In the event that the Licensed Technology includes potentially patentable subject matter (an "Invention"), Licensee shall file, prosecute and maintain patent applications and patents directed to Inventions in the name of the Licensor through patent counsel selected by Licensee and approved by the Licensor (which approval shall not be unreasonably withheld or delayed) who shall consult with and keep Licensor advised with respect thereto. After the Effective Date of this Agreement, Licensee shall bear the cost and expense for the filing, prosecution and maintenance of Licensed Patents in

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     the United States, European Patent Office and subsequent national filings which derive from it, and Japan and any other foreign countries mutually agreed by the Licensee and the Licensor. If, in good faith, the Licensor believes a patent may be granted in a country but the Licensee is unwilling to bear the cost and expense for filing, prosecuting and maintaining the patent in that country, the Licensor may instruct the patent counsel selected by the Licensee at its own cost to file, prosecute or maintain the Licensed Patents in that country, and the country in question shall be removed from the scope of this Agreement.

3.7 With respect to any Licensed Patents, each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or re-examination of any patent issuing from such application shall be provided to Licensor. Licensor shall have the right to take any action that in its judgement is necessary to preserve such Licensed Patents.

3.8 Licensor and the University shall cooperate with Licensee with respect to filing, prosecution and maintenance of Licensed Patents and shall use reasonable endeavours to cause the inventors to cooperate.

3.9 (a) If any of the Licensed Technology or Licensed Patents under which Licensee is licensed hereunder is infringed by a third party, Licensee shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of Licensor and/or in the name of Licensee, and to join Licensor as a party plaintiff if required. Licensee shall promptly notify Licensor of any such infringement and shall keep Licensor informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition

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     of the suit which adversely affects Licensed Technology or Licensed Patents may be entered into without the consent of Licensor, which consent shall not unreasonably be withheld.

(b) Any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of Licensee relating to the suit and the remainder thereof shall be retained by Licensee and treated as Net Sales subject to royalty under this Agreement.

3.10 In the event that Licensee elects not to pursue an action for infringement, upon written notice to Licensor by Licensee that an unlicensed third party is an infringer of Licensed Technology or Licensed Patents, Licensor shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

3.11 In any infringement suit either party may institute to enforce the rights in Licensed Technology or Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

3.12 The Licensee will communicate to the Licensor any improvements which the Licensee makes to the Licensed Technology (the "Licensee's Improvements"). The Licensee and the Licensor may enter into negotiations with respect to the Licensor licensing the

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     Improvements from the Licensee, but Licensee shall not be under any obligation to enter into such a license.

4.   4.     PAYMENT

     4.1 The Licensee agrees to pay to the Licensor the sum of [*******] US dollars (US $[*******]) on the signature of this Agreement. Thereafter, for so long as any Licensed Products are used or marketed by the Licensee and its sub-licensees, the Licensee will pay to the Licensor a royalty equal to [*******] of the Net Sales of all such Licensed Products.

     4.2 The Licensee will pay to the Licensor the following non-refundable non-creditable milestone payments within sixty (60) days after the occurrence of the specified events with the total milestones due under this Section 4.2 being [*******]

            EVENT                                                      AMOUNT
            Initiation of Phase II trials for a Licensed              [*******]
            Product
            Initiation of Phase III trials for a Licensed             [*******]
            Product

     4.3 The Licensee shall provide the Licensor with a royalty report within sixty (60) days after the close of each calendar quarter for each Licensed Product marketed, and for each Licensed Product brought into use by or within the groups of the Licensee and sub-licensees. Each report shall state the Net Sales and provide a calculation of the royalties due, and shall be accompanied by payment to the Licensor of the royalties due.

     4.4 In marketing the Licensed Products, the Licensee will not accept or solicit any non-monetary consideration without the prior written consent of the Licensor.

                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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            The use by the Licensee of a commercially reasonable quantity of
            Licensed Products for promotional sampling shall not violate this prohibition.

     4.5 In the case of a Licensed Product which is not marketed, but rather manufactured by the Licensee or a sub-licensee for use by that party, or within that party's group, the term "Net Sales" shall mean [*******] of the gross selling price of the Licensed Product in the form in which it is normally sold, as recorded in the standard customer pricing records of the Licensee or the sub-licensee or sub-sub-licensee if and to the extent that such records are applicable to the Licensed Product in question, or as ascertained by applying reasonable uplifts to the standard, fully-absorbed cost of the Product to the Licensee, sub-licensee or sub-sub-licensee if and to the extent that those records are not so applicable. For the avoidance of doubt, this clause shall not apply to Licensed Product used by the Licensee or within the Licensee's group solely for the purposes of internal research or solely for the purposes of internal quality control.

     4.6 For the purpose of calculating running-earned royalties under this clause, a Licensed Product shall be regarded as sold or leased by the Licensee or a sub-licensee when invoiced, or if not invoiced, when shipped or delivered by the Licensee or sub-licensee. If a Licensed Product marketed by the Licensee or a sub-licensee is sold to an Affiliate for re-sale, the royalty on each such Licensed Product so re-sold shall be calculated on the highest of the prices at which it is (i) marketed or sold to an Affiliate for re-sale or
            (ii) re-sold; provided, however, that in no event shall royalty be paid more than once on each Licensed Product.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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     4.7    If the Licensee or a sub-licensee is obliged to pay royalties to third parties (other than the Licensee's Affiliate, for the right to make, use or sell a Licensed Product, then the Licensee shall be entitled to deduct from the royalty payment due to the Licensor a portion of the royalty payment actually made to such third party as the Licensee has negotiated with the Licensor, but in any event, not greater than [*******] of the royalty payment due to the Licensor.

     4.8 For the avoidance of doubt, any payment made by a [*******] relevant for the purposes of calculating Net Sales.

     4.9 All payments provided for under this clause 4 shall be made to the Licensor in US dollars without any deductions apart from any tax which is required to be withheld under applicable local law. Any exchange of currency made to calculate sales for the purpose of this clause 4 shall be determined as at the last business day of each quarter, using the average of the average daily buying and selling rates quoted by Barclays Bank plc during that quarter. Where the Licensee is required to withhold tax under applicable local law, the Licensee shall deduct such tax, pay it to the relevant taxing authority, and supply the Licensor with a Certificate of Tax Deduction at the time of payment to the Licensor. The parties shall co-operate under any applicable Double Taxation Treaty so that, if possible, payments are made gross or, if payment gross is not possible, the Licensor obtains appropriate relief under the Treaty.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

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     4.10   Where the Licensee is obliged to make a payment to the Licensor under this Agreement which attracts value-added, sales, use, excise or other similar taxes or duties, the Licensee shall be responsible for paying such taxes and duties.

     4.11 In the event that full payment of any amount due from the Licensee to the Licensor under this Agreement is not made by any of the dates stipulated, the Licensee shall be liable to pay interest on the amount unpaid at the rate of two percent (2%) over the base rate for the time being of Barclays Bank plc, from the date when payment was due until the date of actual payment.

     4.12 The Licensee and the Licensee's sub-licensees shall keep complete and accurate accounts of all Licensed Products used and marketed; and will permit the Licensor through an independent certified accountant to audit such accounts on at least thirty (30) days' written notice and no more than once each calendar year solely for the purpose of determining the accuracy of the royalty reports and payments. The Licensee's obligation and that of the Licensee's sub-licensees concerning audit of their accounts shall terminate as to any report three (3) years after the date of that report.

5.   5.     DURATION AND TERMINATION

     5.1 Subject to clause 5.2, this Agreement shall take effect on the date of signature and (subject to the remaining sub-clauses of this clause) shall continue in force until the expiration of the period of ten (10) years from the date on which a Licensed Product is first put on the market by the Licensee or one of its sub-licensees, after which time Licensee shall have a fully paid-up license under Section
            2.2 and no further royalties will be due.

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     5.2    Insofar as the rights and obligations in this Agreement concern territories in which the commercial practice of the Licensed Technology is covered by a claim being prosecuted in a patent application filed by the Licensee that is a Licensed Patent, or by a valid claim of an unexpired patent which issues in response to such an application, the royalty obligations shall extend for those territories beyond the period defined in clause 5.1 if and for so long as the commercial practice of the Licensed Technology is covered in those territories.

     5.3 If Licensee commits a material breach of clause 2.3, 3.1, 3.6 and 4 of this Agreement or fails to exert the efforts determined by the parties or by arbitration under clause 3.5(b), and such breach or failure is not remedied within the period allowed by notice given by Licensor in writing calling on the Licensee to remedy such failure (such period being not less than thirty (30) days), the Licensor may by further written notice terminate this Agreement immediately.

     5.4 The Licensee may terminate this Agreement at any time by serving not less than three (3) months' written notice on the Licensor.

     5.5 The Licensor shall have the right to terminate this Agreement by serving written notice on the Licensee in the event that Licensee files a voluntary petition in bankruptcy, is adjudicated a bankrupt, makes a general assignment for the benefit of creditors, or fails to discharge within 30 days an involuntary petition in bankruptcy filed against it. Such notice may terminate this Agreement either immediately or at the end of such period as the Licensor shall select.

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     5.6    Clauses 2.3, 2.4, 2.5, 4 (in relation to any payments which have fallen due but not been made), 5.1, 5.2, 5.6, 5.8, 5.9 6, 7, 8, 9.4 and 9.8 shall survive the termination or expiration of this Agreement, for whatever reason.

     5.7    This Agreement may be terminated only as set forth in this clause 5.

     5.8 Upon any termination of this Agreement, Licensee, at its option, shall be entitled to finish any work-in-progress which is completed within six (6) months of termination of this Agreement and to sell any completed inventory of a Licensed Product covered by this Agreement which remains on hand as of the date of the termination, so long as Licensee pays to Licensor the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

     5.9 In the event that this Agreement and/or the rights and licenses granted under this Agreement to Licensee are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between Licensor and the sublicensee under the terms and conditions of this Agreement, subject to the sublicensee agreeing to be bound to Licensor under such terms and conditions within thirty (30) days after Licensor provides written notice to the sublicensee of the termination of Licensee's rights and licenses under this Agreement. At the request of Licensee, Licensor will acknowledge to a sublicensee, Licensor's obligations to the sublicensee under this paragraph.

6.   LIABILITY

     6.1 (a) The Licensee agrees to indemnify the Licensor and the University and hold the Licensor and the University harmless from and against any and all claims,

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            damages and liabilities asserted by third parties and arising directly or indirectly from use of the Licensed Technology or the sale of Licensed Products by the Licensee and its sub-licensees and sub-sub-licensees.

            (b) Licensee's indemnification under (a) shall not apply to any liability, damage, loss or expense to the extent that it is directly and solely attributable to the intentional misconduct of the Indemnitees.

            (c) Licensee shall have the right to control the defense, settlement or compromise of any such action and shall select counsel for such defense.

            (d) Licensor and the University shall notify Licensee promptly of any claim or threatened claim under this subclause 6.1(a) and shall fully cooperate with all reasonable requests of Licensee with respect thereto.

     6.2 The Licensor makes no representation or warranty that advice given to the Licensee pursuant to this Agreement by any employee, student, agent or appointee of the Licensor or of the University, or the use of any works, designs or information which they, the Licensor or the University provide in connection with this Agreement, will not result in infringement of third-party rights.

     6.3 The Licensee undertakes to make no claim against any employee, student, agent or appointee of the Licensor or of the University which seeks to enforce against any of them any liability whatsoever in connection with this Agreement or its subject-matter. It is understood that this Clause 6.3 does not prevent Licensee from asserting a claim(s) against Licensor or University.

19
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     6.4    The liability of any party for any breach of this Agreement, or arising in any other way out of the subject-matter of this Agreement, will not extend to loss of business or profit or to any indirect or consequential damages or losses.

     6.5 Except in the case of fraud or intentional misconduct or intentional breach of this Agreement or a breach of a warranty where Licensor had knowledge that the warranty was untrue or by the investigation undertaken by the University the Licensor would have known that the warranty was untrue, Licensor's maximum liability with respect to payment of damages awarded to the Licensee by a court of law under or otherwise in connection with this Agreement or its subject matter, shall be the return of all royalty, milestone and up-front payments paid by the Licensee under this Agreement, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at two percent over the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December and if the damages awarded exceed such amount, such excess may be credited against future royalties and milestones owed by Licensee under this Agreement, as and when they become due.

     6.6 The University's maximum liability with respect to payment of damages awarded to the Licensee by a court of law under or otherwise in connection with this Agreement or its subject matter, shall not exceed the return of all royalty, milestone and up-front payments paid by the Licensee to the Licensor under this Agreement less any return of those royalties, milestones or up-front payments by the Licensor to the Licensee under clause 6.5, together with interest on the balance of such moneys from time to time outstanding, accruing from day to day at two percent over the Barclays Bank plc base rate from time to time in force and compounded annually as at 31 December and if the damages awarded exceed such amount, such excess may be credited against future royalties and milestones owed by Licensee under this Agreement less any return of those royalties, milestone or up-front payments by the Licensor to the Licensee under clause 6.5, as and when they become due.

     6.7 If any sub-clause of this clause 6 is held to be invalid or unenforceable under any applicable statute or rule of law, then it shall be deemed to be omitted, and if as a result any party becomes liable for loss or damage which would otherwise have been excluded, then such liability shall be subject to the remaining sub-clauses of this clause 6.

7.   FORCE MAJEURE

     If the performance by either party of any of its obligations under this Agreement (other than an obligation to make payment) shall be prevented by circumstances beyond its reasonable control, then such party shall be excused from performance of that obligation for the duration of the relevant event.

8.   NOTICES

     The Licensor's representative for the purpose of receiving payments and notices shall until further notice be:

               The Managing Director
               Isis Innovation Limited
               Ewert House
               Ewert Place
               Summertown
               Oxford OX2 7DD
               England

21
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     The Licensee's representative for the purpose of receiving notices shall until further notice be:

               TOLERRX, Inc.
               675 Mass. Ave.
               Cambridge, MA 02139
               Attn: CEO

9.   GENERAL

     9.1 Clause headings are inserted in this Agreement for convenience only, and they shall not be taken into account in the interpretation of this Agreement.

     9.2 Nothing in this Agreement shall create, imply or evidence any partnership or joint venture between the Licensor and the Licensee or the relationship between them of principal and agent.

     9.3 This Agreement constitutes the entire agreement between the parties with regard to the Licence. Specifically, but without limitation, this Agreement does not impose or imply any obligation on the Licensor or the University to conduct development work: any arrangements for such work shall be the subject of a separate agreement between the University and the Licensee. Any variation of this Agreement shall be in writing and signed by authorised signatories for both parties.

     9.4 This Agreement shall be governed by English Law. Except as provided in Section 9.8, Licensee submits to the non-exclusive jurisdiction of the English courts with respect to any dispute which may arise out of or in connection with this Agreement.

     9.5 If any one or more clauses or sub-clauses of this Agreement would result in this Agreement being prohibited pursuant to any applicable competition law, then it or they shall be deemed to be omitted. The parties shall uphold the remainder of this Agreement, and shall negotiate an amendment which, as far as legally feasible, maintains the economic balance between the parties.

     9.6 This Agreement shall not be assignable by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld), except that Licensee without the consent of Licensor may assign this Agreement to an Affiliate or to a successor in interest or to a transferee of all or substantially all of the portion of the business to which this Agreement relates.

     9.7 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of Licensee and Licensor. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms and conditions of this Agreement to be performed by said party.

     9.8 Any dispute, controversy or claim arising under subclause 3.5(b) of this Agreement will be submitted to mediation in accordance with the WIPO Mediation Rules. The place of mediation will be London. The language to be used in the mediation will be English. If, and to the extent that, any such dispute, controversy or claim has not been settled pursuant to the mediation within 60 days of the commencement of the mediation, it will, upon the filing of a request for arbitration by either party, be referred to and finally determined by arbitration in accordance with the WIPO Arbitration Rules. The arbitral tribunal will consist of a sole arbitrator. The place of arbitration will be London.

     9.9 The parties to this Agreement intend that by virtue of the Contracts (Rights of Third Parties) Act 1999 the people referred to in clause
            6.3 will be able to enforce the terms of clause 6.3 of this Agreement as if the people referred to in clause 6.3 were a party to it.

AS WITNESS the hands of authorised signatories for the parties on the date first mentioned above

SIGNED for and on behalf of
Name: D. J. Ringler
     ------------------------
Positions: President
          -------------------
Signature: /s/ D. J. Ringler
          -------------------

SIGNED for and on behalf of
ISIS INNOVATION LTD
Name: T. Cook
      -----------------------
Position: Director
         --------------------
Signature: /s/ T. Cook
          -------------------

SIGNED for and on behalf of
THE CHANCELLOR
MASTER AND SCHOLARS OF THE
UNIVERSITY OF OXFORD:
Name: S.R. Clements
     ------------------------
Position: Director
         --------------------
Signature: /s/ S.R. Clements
          -------------------


Please note that these signatures are subject to the underlying documents having been changed as we discussed and are conditional upon us receiving signed copies of the original documents in agreed form.

THIS AMENDMENT AGREEMENT, dated December 19, 2002 (the "Effective Date") is made
BETWEEN:

         (1) ISIS INNOVATION LIMITED, a company registered in England (No. 02199542), whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England (the "Licensor"); and

         (2) THE CHANCELLOR, MASTERS AND SCHOLARS OF THE UNIVERSITY OF OXFORD whose administrative offices are at the University Offices, Wellington Square, Oxford OX1 2JD, England ("the University"); and

         (3) TOLERRX, INC., a Delaware corporation whose principal place of business is at 300 Technology Square, Cambridge, MA 02139 (the "Licensee").

WHEREAS, the parties have entered into a License Agreement dated December 5, 2000 that is directed to Anti-CD4 and Anti-CD8 Antibodies (the "License Agreement"); and

WHEREAS, the parties wish to amend the License Agreement.

In consideration of the sum of $1 (United States) paid by each party hereto to each of the other parties, IT IS AGREED as follows:

1. All defined terms of the License Agreement shall have the same meaning in this Amendment Agreement.

  2. Clause 3.1 of the License Agreement shall be replaced in its entirety with the following:

     3.1 The Licensee:

            3.1.1 will not assign the License, except as provided in clause 9.6 of this Agreement.
            3.1.2 may grant sub-licenses, and may disclose to sub-licensees such of the Licensed Technology as is necessary for the exercise of the rights sub-licensed.
            3.1.3 will, immediately following the grant of each sub-license, forward to the Licensor in writing a note of the name and address of the sub-licensee, a description of the technology sub-licensed and its intended applications, and confirmation of the duration of the sublicense.
            3.1.4 will ensure that any and all sub-licensees are subject to reasonable obligations of confidentiality sufficient to protect the intellectual property rights in the Licensed Technology and the interests of the Licensor therein
            3.1.5, will, except in respect of the Genentech Agreement, take reasonable steps to ensure that the terms of any sublicense in force from time to time do not conflict with the terms of this Agreement.
            3.1.6 will ensure that the terms of the Genentech Agreement do not conflict with clauses 2.1 and 2.5(b) of this Agreement.
            3.1.7 acknowledges that, notwithstanding the above clauses 3.1.5 and 3.1.6, clause 5.9 will remain in full force and effect, and Licensee's obligations to Licensor and University under clause 4.4 and clause 6 will remain in full force and effect.
            3.1.8 agrees that nothing in any sub-license in force from time to time absolves the Licensee of its obligations to pay royalties under this Agreement, or its other obligations as set out in this Agreement.

  3. Clause 3.3 of the License Agreement shall be replaced in its entirety with the following:

     3.3 The Licensee will take reasonable endeavours to ensure that the Licensed Products and the packages associated with them are marked suitably with any relevant patent or patent application numbers of Licensed Patents to satisfy the laws of the countries in which the Licensed Products are sold or supplied and in which they are covered by the claims of any patent or patent application of Licensed Patents, to the intent that the Licensor shall not suffer any loss or loss of damages in an infringement action. For the avoidance of doubt, in respect of the Genentech Agreement, reasonable endeavours shall be limited to requesting that Genentech mark Licensed Products and the packages associated with them as described in this clause
     3.3. The Parties Acknowledge that the Licensee has no power to force Genentech to comply with such a request.

4. Clause 3.4 of the License Agreement shall be replaced in its entirety with the following:

     3.4 No right, express or implied is granted by this License for the Licensee or any of its sublicensees to use in any manner the names "Oxford" or "Isis" or any other trademark or trade name of the University or Isis without the prior written consent of the University and/or Isis. The Licensee agrees not to change it name to or trade under any name that includes the word "Oxford".

5. Clause 4.1 of the License Agreement will be replaced in its entirety with the following:

     4.1(a) The Licensee agrees to pay to the Licensor the sum of [*******] the receipt of which is acknowledged. For so long as any Licensed Products are used or marketed by the Licensee and its sublicensees, subject to clauses 4.1 (b) and (c), the Licensee will pay to the Licensor a royalty equal to [*******] of the Net Sales of all such Licensed Products.

     4.1(b) In regard to royalty payments with respect to Licensed Product for which royalties are due under clause 4.1(a) of this Agreement that are sold pursuant to an agreement between Licensee and Genentech, Inc. (the "Genentech Agreement") (which for the avoidance of doubt includes any sublicense under the Genentech Agreement), such royalty payments shall be (i) calculated based on net sales of Licensed Product where net sales are determined as defined in the Genentech Agreement (and not Net Sales as defined in the License Agreement), both in the case where TolerRx is receiving royalty payments under the Genentech Agreement and in the case where


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

            TolerRx is receiving a share of Operating Profits and Losses under the Genentech Agreement.

     4.1(c) In the event that royalties based on Licensed Product pursuant to the Genentech Agreement are reduced thereunder as a result of commercialization of a product by a third party, then, with respect to Licensed Products to which such reduction applies, the royalty rate under clause 4.1(a) of the License Agreement [*******].

6. Clause 4.3 of the License Agreement shall be replaced in its entirety with the following:

     4.3.1 Except as provided in clause 4.3.2, the Licensor shall provide the Licensor with a royalty report within sixty (60) days after the close of each calendar quarter for each Licensed Product brought into use by or within the groups of the Licensee and sub-licensees. Each report shall state the Net Sales and provide a calculation of the royalties due, and shall be accompanied by payment to the Licensor of the royalties due.

     4.3.2 In respect of royalty payments and royalty reports as to royalties due under the Genentech Agreement, such sales and reports will be due thirty (30) days after such payments and reports from Genentech become due with respect to Genentech Sales.

7. Clause 4.12 of the License Agreement shall be replaced in its entirety with the following:

     4.12.1 Except as provided in clause 4.12.2, the Licensee and the Licensee's sub-licensees shall keep complete and accurate accounts of all Licensed Products used and marketed and will permit the Licensor through an independent certified accountant to audit such accounts on at least thirty days' written notice and no more than once each calendar year solely for the purpose of determining the accuracy of the royalty reports and payments. The Licensee's obligation and that of the Licensee's sub-licensees concerning audit of their accounts shall terminate as to any report three (3) years after the date of that report

     4.12.2 Where the Licensee enters into a sub-license with Genentech, the Licensor expressly agrees to waive the audit-rights set out in sub-clause 4.12.1 above in respect of Genentech and its sub-licensees. However, upon the written request of the Licensor, Licensee agrees to exercise the audit rights of the Licensee under the Genentech Agreement. The Licensor retains the right to audit the Licensee and to inspect any records of audits carried out by the Licensee upon Genentech

8. The Licensee agrees to provide the Licensor with a true copy of the Genentech Agreement within thirty (30) days of signing thereof by all parties thereto.


                                        * Confidential treatment requested:
                                          material has been omitted and filed
                                          separately with the Commission.

9. The License Agreement is amended as provided herein with effect from the date of this Amendment Agreement. All other terms and provisions of the License Agreement shall be unaffected by this Amendment Agreement.

10. All references in the License Agreement to the "Agreement" shall be deemed to include this Amendment Agreement.

11. This Amendment Agreement shall be governed by English Law. The Licensee submits to the non-exclusive jurisdiction of the English courts with respect to any dispute which may arise out of or in connection with this Amendment Agreement.

     AS WITNESS the hands of authorized signatories for the parties on the date first mentioned above.

     SIGNED for and on behalf of
     ISIS INNOVATION LIMITED:

Name:       Mr. T. Hockaday
Position:   Executive Director
            Isis Innovation Ltd
Signature:  /s/ T. Hockaday

SIGNED for and on behalf of
THE CHANCELLOR, MASTERS
AND SCHOLARS OF THE
UNIVERSITY OF OXFORD:

Name:       Dr. Richard Liwicki
Position:   Associate Director
            Research Services
            University of Oxford
Signature:  /s/ Richard Liwicki

SIGNED for and on behalf of
TOLERRX, INC.:

Name: Douglas J. Ringler
Position: President and Chief Executive Officer
Signature: /s/ Douglas J. Ringler